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                                                                    EXHIBIT 10.4

                                     FORM OF
                            INDEMNIFICATION AGREEMENT


         This Indemnification Agreement is made and entered into this ___ day of ___________, 1997, by and between RADIO SYSTEMS CORPORATION, a Tennessee corporation (the "Company") and ___________________________________________.

         The shareholders of the Company have elected the Director as a director of the Company. The Director has agreed to serve as a director, provided the Company agrees to indemnify the Director to the maximum extent permitted by law.

         The Company has authority to indemnify directors pursuant to T.C.A. ss.48-18-501, et seq. and pursuant to the Company's charter and bylaws. The Company has agreed to indemnify the Director to the maximum extent permitted by law.

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         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO INDEMNIFY. To the maximum extent permitted by law including but not limited to the maximum extent permitted by T.C.A. ss.48-18-502, and any amendments thereof, the Company agrees to indemnify the Director from any and all claims, causes of actions, demands, damages or costs arising out of or in any way relating to the Director's election to or service on the Board of Directors of the Company. If the Director satisfies the conditions set forth in T.C.A. ss.48-18-502(a)(1), (2) and (3), the Company shall indemnify the Director against any liability incurred in a proceeding against the Director.

         2. ADVANCE FOR EXPENSES. If the Director meets the requirements of T.C.A. ss.48-18-504(a)(1), (2) and (3), the Company shall pay for and reimburse the reasonable expenses incurred by the Director in any proceeding in advance of the final disposition of the proceeding, and no less frequently than monthly or on other terms acceptable to the Director.

         3. AUTHORIZATION OF INDEMNIFICATION. The Company agrees to make a determination as to the permissibility of indemnification as required by the terms of T.C.A. ss.48-18-506, and all amendments thereof, within a reasonable time after request for indemnification has been made by the Director, both Company and Director hereby agreeing that such reasonable time shall at no time exceed thirty (30) days after such request by the Director.

         4. ADOPTION OF THE ACT. Except as expressly stated in this Indemnification Agreement, the Company and Director hereby adopt all other terms of the Tennessee Business Corporation Act, and all amendments thereof, with regard to indemnification by the Company of the Director for liability asserted against or incurred by him.

         5. COMPLETENESS OF AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto as to the transactions contemplated hereby and supersedes all prior discussions, understandings or agreements between the parties hereto, including but not limited to the bylaws or other prior actions of the Company.


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         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed as of the day and year first above written.



                                    RADIO SYSTEMS CORPORATION

                                    By:
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                                        Randy Boyd, President



                                    DIRECTOR

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